Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 17, 2006, PRNewswire-FirstCall — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal 2006 year ended September 30.

•	Fourth quarter earnings per diluted share up 45.5% on 10.4% sales gain

•	Fiscal 2006 net income of $25.1 million, or $0.53 per diluted share, includes debt refinancing and other non-recurring and acquisition–related costs of $36.5 million net of tax

•	Fiscal 2006 adjusted net income, up 51.8%, to 61.6 million, or $1.31 per diluted share

•	Fiscal 2006 EBITDA As Defined increased 18.4% to $194.4 million

Fourth Quarter Results

Net sales for the quarter increased 10.4% to $115.9 million from $105.0 million in the comparable quarter a year ago. Net income for the quarter rose 51.8% to $15.2 million, or $0.32 per diluted share, compared to net income of $10.0 million, or $0.22 per diluted share, in the comparable quarter a year ago.

Adjusted net income for the quarter increased 45.1% to $16.8 million, or $0.35 per diluted share, from $11.6 million, or $0.25 per diluted share, in the same quarter a year ago. Adjusted net income for the current quarter excludes $1.6 million net of tax, or $0.03 per diluted share, of non-cash compensation costs, acquisition-related expenses and debt refinancing costs. Adjusted net income for the prior year quarter excludes $1.6 million net of tax, or $0.03 per diluted share, of non-cash compensation and acquisition-related expenses.

EBITDA for the quarter was $49.7 million versus $43.3 million for the comparable quarter a year ago. EBITDA As Defined increased 13.5% for the quarter to $52.2 million versus $46.0 million for the comparable quarter a year ago.

Fiscal 2006 Results

Fiscal 2006 net sales were $435.2 million, a 16.3% increase over net sales of $374.3 million in the comparable period last year. Fiscal 2006 net income declined to $25.1 million, or $0.53 per diluted share, from $34.7 million, or $0.75 per diluted share, in the comparable period a year ago.

Adjusted net income increased 51.8% for the period to $61.6 million, or $1.31 per diluted share, from $40.6 million, or $0.87 per diluted share, in the same period a year ago. Adjusted net income for the period excludes $29.5 million net of tax, or $0.63 per diluted share, of costs related to the June 2006 debt refinancing and $7.0 million, or $0.15 per diluted share, of initial public offering expenses, certain non-cash compensation related expenses, a one-time special bonus and acquisition-related expenses. Adjusted net income in the prior year period excludes $5.9 million, or $0.12 per diluted share, of certain non-cash compensation related expenses and acquisition-related expenses.

Fiscal 2006 EBITDA was $134.3 million versus $154.5 million for the comparable period a year ago. EBITDA As Defined for the period increased 18.4% to $194.4 million versus $164.2 million for the comparable period a year ago.

As previously announced, TransDigm acquired CDA InterCorp (“CDA”) for approximately $45 million on October 3, 2006. CDA is located in Deerfield Beach, Florida, and has been a supplier of proprietary, highly engineered components to the aerospace and defense industries for many years.

“We are pleased with our operating results for both the fourth quarter and fiscal 2006,” stated W. Nicholas Howley, TransDigm’s Chairman and CEO. “We continued to see solid growth in both our commercial OEM and commercial aftermarket business. Our defense business, however, continued to be slightly down versus prior year. Overall, our 16.3% year over year revenue growth was made up of 11% organic growth with the balance from acquisitions. Our 18.4% EBITDA As Defined growth yielded a modest margin improvement in spite of rapidly rising OEM revenues.”

Revision to Fiscal 2007 Expectations

Looking ahead, Mr. Howley stated, “Based on current market conditions, the strength of fiscal 2006 and the CDA acquisition, we feel comfortable increasing our fiscal 2007 guidance as follows:

•	Revenues are anticipated in the range of $480 million to $500 million;

•	Net income is anticipated in the range of $70 million to $75 million;

•	EBITDA As Defined is anticipated in the range of $215 million to $225 million;

•	Diluted earnings per share are expected to be in the range of $1.50 to $1.60 per share;

•	Adjusted diluted earnings per share are expected to be in the range of $1.60 to $1.70 per share; and

•	We expect our revenues, as in previous years, to be somewhat weighted towards the second half of the year.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm will host a conference call for investors and security analysts today beginning at 10:00 a.m., Eastern Time. To join the call, dial (866) 831-6247 and enter the pass code 67609836. International callers should dial (617) 213-8856 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com . The call will be archived on the website and available for replay at approximately 12:00 noon. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 58668123. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items and acquisition-related costs. TransDigm Group defines adjusted net income as net income plus deferred compensation costs, stock option expenses, acquisition-related costs and non-recurring expenses incurred in connection with the refinancing and its initial public offering. For more information regarding the nature of these non-operating items, acquisition-related costs and non-recurring expenses, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenants contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess the Company’s operating performance and management team in connection with employee incentive programs and the preparation of the Company’s annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Revision to Fiscal 2007 Expectations” constitute forward-looking statements. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Registration Statement on Form S-1 and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney Investor Relations (216) 706-2945

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2006 AND SEPTEMBER 30,2005

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2006	2005	2006	2005
NET SALES	$115,892	$104,964	$435,164	$374,253
COST OF SALES	57,429	53,117	213,874	189,983

GROSS PROFIT	58,463	51,847	221,290	184,270

OPERATING EXPENSES:
Selling and administrative	11,250	11,102	48,309	38,943
Amortization of intangibles	1,516	1,911	6,197	7,747
Refinancing costs	161	—	48,617	—

Total operating expenses	12,927	13,013	103,123	46,690

INCOME FROM OPERATIONS	45,536	38,834	118,167	137,580

INTEREST EXPENSE - Net	18,046	21,038	76,732	80,266

INCOME BEFORE INCOME TAXES	27,490	17,796	41,435	57,314

INCOME TAX PROVISION	12,268	7,769	16,318	22,627

NET INCOME	$15,222	$10,027	$25,117	$34,687

Net Earnings Per Share:
Basic earnings per share	$0.34	$0.23	$0.57	$0.78
Diluted earnings per share	$0.32	$0.22	$0.53	$0.75

Weighted-Average Shares Outstanding:
Basic	44,626	44,202	44,415	44,202
Diluted	47,424	46,488	47,181	46,544

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

(Amounts in Thousands)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2006	2005	2006	2005
Net Income	$15,222	$10,027	$25,117	$34,687
Depreciation and Amortization	4,149	4,453	16,111	16,956
Interest Expense, net	18,046	21,038	76,732	80,266
Income Tax Provision	12,268	7,769	16,318	22,627

EBITDA	49,685	43,287	134,278	154,536

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	555	1,449	(1,405)	5,786
Stock Option Expense (2)	947	542	1,775	1,062
Acquisition-Related Costs (3)	891	729	1,682	2,856

Refinancing Costs (4)	161	—	48,617	—
IPO Related Option Vesting (5)	—	—	618	—
Non-Recurring IPO Costs (6)		—	2,650	—
One-Time Special Bonus (7)	—	—	6,222	—

Gross Adjustments	2,554	2,720	60,159	9,704

EBITDA As Defined	$52,239	$46,007	$194,437	$164,240

(1)	Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the fifty-two week period ended September 30, 2006 includes a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two deferred compensation plans. In addition, the amount reflected above for the thirteen and fifty-two week periods ended September 30, 2006 includes expense recognized by TransDigm Group under a new deferred compensation plan adopted in December 2005.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

(Amounts in Thousands)

(Unaudited)

(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)	Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold and other acquisition-related costs.
(4)	Represents costs associated with refinancing the debt structure of TransDigm Group including the premium paid to redeem the 8 3/8% senior subordinated notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.
(5)	Represents the non-cash compensation expense recorded in accordance with TransDigm Group’s 2003 stock option plan in connection with the vesting of performance based options resulting from the sale in the initial public offering of a portion of the shares owned by certain of the investors who financed, in part, TransDigm Group’s acquisition of TransDigm Holding Company in July 2003.
(6)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the initial public offering.
(7)	Represents the one-time special bonus paid to certain members of management in November 2005.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2006	2005	2006	2005
Net Income	$15,222	$10,027	$25,117	$34,687

Gross Adjustments	2,554	2,720	60,159	9,704

Tax Adjustment (1)	(1,006)	(1,189)	(23,703)	(3,833)

Adjusted Net Income	$16,770	$11,558	$61,573	$40,558

Basic Earnings per Share	$0.34	$0.23	$0.57	$0.78
Diluted Earnings per Share	$0.32	$0.22	$0.53	$0.75

Adjusted Basic Earnings per Share	$0.38	$0.26	$1.39	$0.92
Adjusted Diluted Earnings per Share	$0.35	$0.25	$1.31	$0.87

Weighted-Average Shares Outstanding:
Basic	44,626	44,202	44,415	44,202
Diluted	47,424	46,488	47,181	46,544

(1)	The tax adjustment for the current year was based upon the effective tax rate of 39.4%.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	September 30, 2006	September 30, 2005
Cash and cash equivalents	$61,217	$104,221
Trade accounts receivable - Net	65,568	63,554
Income taxes receivable	9,366	—
Inventories - Net	89,243	76,077

Current portion of long-term liabilities	—	2,943
Accounts payable	18,764	16,419
Accrued liabilities	24,675	120,425

Long-Term Debt - Less current portion	925,000	886,903